Exhibit 99.1

                        TRUSTEE'S DISTRIBUTION STATEMENT

  THE                               TO THE HOLDERS OF:
BANK OF                     The Bank of New York, as Trustee under the
  NEW                               LEHMAN RACERS INC CORP BND BACKED 97-USW-1
 YORK                               Class A1 Princ. Amount: 99,833,532
                            Cusip No. 21987 H AC 9

in accordance with the Standard Terms and Conditions of Trust, The Bank of New York, as Trustee, submits the following cash basis statement for the period August 31, 1997.

INTEREST ACCOUNT
Balance as of July 31, 1997....................................           $0.00
        Schedule Income received on securities.................   $5,217,187.50
        Unscheduled Income received on securities..............           $0.00
        Schedule Interest received from Swap Counterparty......           $0.00
        Unscheduled Interest received from Swap Counterparty...           $0.00
LESS:
        Distribution to Beneficial Holders...... -$4,088,183.00
        Distribution to Swap Counterparty.......          $0.00
        Trustee Fees............................     -$1,200.00  -$4,089,383.00
Balance as of August 31, 1997..................................   $1,127,804.50
PRINCIPAL ACCOUNT
Balance as of July 31, 1997....................................           $0.00
        Scheduled Principal payment received on securities.....           $0.00
LESS:
        Distribution to Beneficial Holders......  $1,127,804.00
Balance as of August 31, 1997..................................           $0.50

                UNDERLYING SECURITIES HELD AS OF August 31, 1997
Principal
Amount                                      Title of Security
---------                                   -----------------
125,000,000                                 US West Capital Funding Inc
                                            912912AK8


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